Calculation of Filing Fee Tables
S-8
Aligos Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share	Other	519,783	$ 6.69	$ 3,477,348.27	0.0001381	$ 480.23
2	Equity	Common stock, $0.0001 par value per share	Other	61,782	$ 6.69	$ 413,321.58	0.0001381	$ 57.08
Total Offering Amounts:						$ 3,890,669.85		$ 537.31
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 537.31
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock ("Common Stock") that become issuable under the Registrant's 2020 Incentive Award Plan (the "2020 Plan") and the Registrant's 2020 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split or similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock. (2) Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2020 Plan on January 1, 2026 pursuant to an "evergreen" provision contained in the 2020 Plan. Pursuant to such provision, the number of shares of Common Stock reserved for issuance pursuant to awards under such plan are increased on the first day of each year beginning in 2021 and ending in 2030 equal to the lesser of (A) 5% of the shares of common stock outstanding or, commencing January 1, 2025, issuable upon exercise of outstanding pre-funded warrants with an exercise price per share equal to one penny or less, in each case, on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of common stock as determined by the Registrant's Board; provided, that no more than 1,306,909 shares of stock may be issued upon the exercise of incentive stock options. (3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $6.69 per share, which is the average of the high and low prices of Common Stock on March 2, 2026, as reported on the Nasdaq Capital Market.

[2]	(1) Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Registrant's 2020 Plan and the Registrant's ESPP by reason of any stock dividend, stock split or similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock. (2) Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the ESPP on January 1, 2026 pursuant to an "evergreen" provision contained in the ESPP. Pursuant to such provision, the number of shares of Common Stock reserved for issuance under such plan are increased on the first day of each year beginning in 2021 and ending in 2030 equal to the lesser of (A) one percent of the shares of stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by the Registrant's Board; provided, however that no more than 261,382 shares of stock may be issued under the ESPP. (3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $6.69 per share, which is the average of the high and low prices of Common Stock on March 2, 2026, as reported on the Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A